UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). SoftVest LP will furnish the Proxy Statement to holders of Shares, together with a WHITE proxy card. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a copy of a press release made available by SoftVest LP on April 15, 2019:

SOFTVEST, L.P., HORIZON KINETICS LLC, AND ART-FGT FAMILY PARTNERS ISSUE OPEN LETTER TO TRUSTEES OF TEXAS PACIFIC LAND TRUST

Urge Trustees to Work Collaboratively with Eric Oliver, and Provide Fairness in Respect of the Upcoming Election

DALLAS (April 15, 2019) – SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following open letter to the Trustees of TPL:

Dear Trustees:

Once again we reach out to you in an effort to avert further spending in an unnecessary proxy contest that in our view only advances the interests of expensive outside consultants and advisors.

We Renew Our Call For The Trustees To Embrace and Work Collaboratively With Eric Oliver – TPL’s Management Already Seeks Out To Him For His Knowledge and Expertise

We firmly believe that, despite their recent rhetoric that includes unsubstantiated references to “serious concerns with the dissident nominee’s judgment and intentions”, TPL’s Trustees appreciate the expertise and depth of knowledge that Eric Oliver brings to the table.

In fact, only yesterday Robert Packer, TPL’s Chief Financial Officer, e-mailed Kline D. Oliver, Vice-President of SoftVest Advisors LLC, requesting an updated list of drilled, completed and permitted wells on TPL non-participating royalty interest property that Mr. Oliver maintains based on his dedicated ongoing research.  Mr. Oliver provided the list to Mr. Packer this morning, even after being the target of a distasteful attack letter issued by you before the open of the market.

As we trust you know, Mr. Oliver has shared similar information in the past with TPL’s management at their request and at no cost – despite TPL’s offer to pay for such work.

We see no reason why the Trustees cannot have a collaborative relationship with Mr. Oliver, much like TPL’s management has had and continues to have with him.  Mr. Oliver is, among other things, a source of deep expertise and knowledge about TPL and the industry which in our view will immensely enrich the Board.

It is time to put this proxy contest behind us: we call on you two Trustees to nominate Mr. Oliver, and avoid disrupting what has historically been a productive working relationship between him and TPL’s management.

We Call For Basic Fairness in Shareholder Communications

As much as we hope you embrace Mr. Oliver and bring this contest to an end, if that will not be the case we ask that you act fairly with your shareholders.

Last week you received a list of non-objecting beneficial owners—also referred to as a NOBO list.  You have been using such list to reach out directly to TPL shareholders to advance the election of your nominee.  In fact, we have received telephone calls from your proxy solicitor ourselves!

We have previously requested that you share with us the NOBO list so that both sides have a level playing field in getting their message across directly to shareholders.  We are deeply disappointed that so far you have been unwilling to provide this list to us.  Instead, you have again opted to stonewall via your attorney.  That speaks volumes about your real commitment to governance and shareholder rights.

Eric Oliver Is the Better Nominee

As we have said before, we have no reason to doubt that your nominee, General Cook, is an honorable man.  We stand on the strength of Mr. Oliver’s candidacy and ideas, and deeply condemn the efforts at character assassination on display in the letter issued by you this morning — particularly coming less than 24 hours after TPL’s own Chief Financial Officer reached out to Mr. Oliver’s firm for assistance.

However, one of the unescapable consequences of having a charter from the 19th century that limits your governing body to only three individuals is that each of them must bring core areas of competency needed for the success of TPL.

Unfortunately, General Cook has no experience in the exploration and production industry and in our view does not have the set of business skills in the industry that TPL desperately needs in the current environment that is so full of possibilities and challenges.  In our view, the TPL Trustees need an operator like Eric Oliver who is in the very top tier of knowledge and operating expertise about TPL and its industry.

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Ultimately, we encourage you to put an end to this unnecessary and wasteful proxy contest. We ask that you endorse the nomination of Eric Oliver at the upcoming special meeting and allow him to work collaboratively with you both of you to create a better TPL.  The three of you can bring TPL into the 21st century, and transform our joint investment into a modern corporation with an expanded Board with modern fiduciary duties to all shareholders that can include honorable men like General Cook as part of a broader mosaic of skillsets.

If you insist on continuing this unnecessary proxy contest then at a minimum let’s have a town hall meeting where both nominees will have an opportunity to present their respective ideas to TPL’s shareholders, which we think would benefit all shareholders.

It is time for all of us to start working together for the good of TPL.

Sincerely,

SOFTVEST, L.P.          HORIZON KINETICS LLC          ART-FGT FAMILY PARTNERS

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IMPORTANT INFORMATION

SoftVest, L.P. (“SoftVest LP”) has filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Murray Stahl, Horizon Asset Management LLC, Kinetics Advisers, LLC, and Kinetics Asset Management LLC may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.